EXHIBIT 23.2

LETTER OF CONSENT

Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB T2P 4J8

Re: Consent of Independent Petroleum Consultants
______________________________________________________________________________________________

To Whom It May Concern:

We consent to the use of our name and our report with respect to the reserves data of Canadian Natural Resources Limited (the "Company"), and the information derived from our report, included and incorporated by reference in the Company's

(i)	Annual Report on Form 40-F for the year ended December 31, 2020 and

(ii)	Registration Statement on Form F-10 (File No. 333-232692) filed with the Securities and Exchange Commission.

Sincerely,
SPROULE ASSOCIATES LIMITED

“Originally Signed By”
Steven J. Golko, P.Eng.
Senior Vice President
Calgary, Alberta, Canada

March 24, 2021

140 Fourth Avenue SW, Suite 900 Calgary, AB, Canada T2P 3N3 Sproule.com
T +1 403 294 5500 F +1 403 294 5590 TF +1 877 777 6135